UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


                        Date of Report: February 2, 2004
                        (Date of Earliest event reported)


                          CALIFORNIA ALMOND INVESTORS I
                          -----------------------------
                        A California Limited Partnership
             (Exact name of registrant as specified in its charter)


                                   CALIFORNIA
                 (State or other jurisdiction of incorporation)


33-10196                                    94-03021688
------------------------                    ------------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)


                          California Almond Investors I
                             2210 Northpoint Parkway
                              Santa Rosa, CA 65407
             (Address of principal executive offices and & zip code)


                                  707-579-3742
                Registrant Telephone number, including area code

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Item 2. - Acquisition or Disposition of Assets.

Cressey Ranch

         As part of the partnership's plan to liquidate, on February 2, 2004, the Partnership sold the Cressey Ranch. The property was purchased on March 15, 1988 for approximately $858,000.

         The property is located in the Central San Joaquin Valley, approximately 11 miles west of Merced. The property comprises approximately 143 acres. Of the 143 acres comprising the property, approximately 140 acres are planted with almond trees, consisting of 50% NonPareil and 50% Carmel nut varieties. Approximately 70 acres of the almond trees were planted in 1976, 35 acres in 1979 and 35 acres in 1981. Other improvements on the property include a 900-square foot single family residence, three wells with pumps (100-horsepower, 30-horsepower and 15-horsepower turbines, and a 75-horsepower booster pump), and a permanent, solid set sprinkler system. The property is zoned for exclusively agricultural uses.

         The property was appraised in November 2003 for $672,000. It was sold for $610,000. The sale was an all cash transaction. The buyer was Duarte & Souza Farms. The buyer was not related to the General Partner, Charterhill Pacific, or any of their principals.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act or 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:      Vintech Almond Advisers, Inc.
         A California Corporation,
         Managing General Partner


         By:
              -----------------------------------------------------
              David A. Bade,            President